u.s. SECURITIES AND EXCHCANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2008

Commission File No. 1-13134
AMERICAN NORTEL COMMUNICATIONS, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	87-0507851
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

7975 North Hayden Road, Suite D-333
Scottsdale, AZ 85253
(Address of principal executive offices)

(480) 945-1266
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Dismissal of Epstein Weber and Conover PLLC as the Registrant's independent accountants

American Nortel Communications, Inc. (the "Company") has terminated its engagement of Epstein Weber and Conover PLLC ("Weber”) as the independent registered public accounting firm responsible for auditing the Company's financial statements. The termination, which is effective as of March 28, 2008, was approved by the Company's Board of Directors.

Weber's report on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception that Weber's Audit Reports, contained an explanatory note which raised substantial doubt as to the ability of the Company to continue as a going concern. During the Company's two most recent fiscal years and any subsequent interim period for which a review report was provided preceding the termination of Weber, the Company did not have any disagreements with Weber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weber, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years and any subsequent interim period for which a review report was provided preceding the termination of Weber, other than as is set forth herein, Weber did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements did not exist;

(B) That information had come to Weber's attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C) (1) That Weber needed to expand significantly the scope of its audit, or that information had come to Weber's attention that if further investigated may:

(i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to Weber's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D) (1) That information has come to Weber's attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Weber's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) the issue has not been resolved to Weber's satisfaction prior to its termination.

The Company provided Weber with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that Weber furnish the Company with a letter addressed to the Weber stating whether it agrees with the statements made by the company herein.

Engagement of Jewett, Schwarz, Wolfe & Associates

The Company has engaged Jewett, Schwartz, Wolfe & Associates ("Jewett") to serve as the independent registered public accounting firm responsible for auditing the Company's financial statements. The engagement, which is effective as of March 28, 2008, was approved by the Company's Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted Jewett during the two most recent fiscal years and any subsequent interim period prior to engaging Jewett, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that Jewett concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Epstein, Weber & Conover PLLC – filed by amendment

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Nortel Communications, Inc.

Date: March 31, 2008	By:	/s/ William Williams
William Williams Chairman, President Chief Executive Officer (Principle Executive Officer)

American Nortel Communications, Inc.

Date: March 31, 2008	By:	/s/ William Williams
William Williams Chief Financial Officer, Principle Financial Officer